                                                                   Exhibit 99.1

                             INFORMATION STATEMENT

                               -----------------

                      Spin-off of FMC Technologies, Inc.
                          Through the Distribution by
                    FMC Corporation of 53,950,000 Shares of
                    FMC Technologies, Inc. Common Stock to
                         FMC Corporation Stockholders

   We are sending you this Information Statement because we are spinning off our FMC Technologies, Inc. subsidiary to the holders of our common stock. We are effecting this spin-off by distributing 1.71972131 shares of FMC Technologies, Inc. common stock as a dividend on each outstanding share of FMC Corporation common stock, amounting to 53,950,000 shares of FMC Technologies, Inc. common stock in total. The dividend will be payable on December 31, 2001 to holders of record of shares of FMC Corporation common stock as of 5:00 p.m. Central time, on December 12, 2001. As described below, if you sell shares of FMC Corporation common stock in the "regular way" market between December 12, 2001 and 5:00 p.m. Central time, on December 31, 2001, you will be selling your right to receive the FMC Technologies, Inc. share dividend.

   FMC Technologies, Inc. designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Production Systems, Energy Processing Systems, FoodTech and Airport Systems segments. Last year, the FMC Corporation board of directors determined that it would be in the best interests of FMC Corporation and its stockholders to separate the company into two independent companies consisting of FMC Corporation and FMC Technologies, Inc. In June 2001, FMC Technologies, Inc. completed an initial public offering of 11,050,000 shares of its common stock. Following this spin-off, we will no longer own any shares of FMC Technologies, Inc., and FMC Technologies, Inc. will be a fully independent, publicly traded company. No vote of FMC Corporation stockholders is required in connection with the FMC Technologies, Inc. spin-off. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains additional information about the terms of the spin-off, FMC Technologies, Inc. and FMC Technologies, Inc. common stock, for your information only. If you would like more information, please call Eric Norris at 215-299-6538 or check our website at http://www.fmc.com.

   Neither the Securities and Exchange Commission nor any state securities regulators have approved the FMC Technologies, Inc. common stock to be issued to you pursuant to this spin-off or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.



         The date of this Information Statement is December 14, 2001.

             INFORMATION ABOUT THE FMC TECHNOLOGIES, INC. SPIN-OFF

The Spin-off

   On November 29, 2001, the FMC Corporation board of directors approved the spin-off of FMC Technologies, Inc. to holders of FMC Corporation's common stock. To effect this spin-off, the FMC Corporation board declared a dividend on FMC Corporation common stock consisting of all of the 53,950,000 shares of FMC Technologies, Inc. common stock owned by FMC Corporation. These shares represent approximately 83.0% of the outstanding FMC Technologies, Inc. common stock. The dividend will be paid at 5:00 p.m. Central time, on December 31, 2001, in the amount of 1.71972131 shares of FMC Technologies, Inc. common stock for each share outstanding of FMC Corporation common stock as described below.

   Please note that you will not be required to pay any cash or other consideration for the shares of FMC Technologies, Inc. common stock distributed to you or to surrender or exchange your shares of FMC Corporation common stock to receive the dividend of FMC Technologies, Inc. common stock.

The Number of Shares You Will Receive

   For each share of FMC Corporation common stock that you owned at 5:00 p.m. Central time, on December 12, 2001, the record date, you will receive that number of shares equal to the quotient obtained by dividing the total number of shares of FMC Technologies, Inc. common stock to be distributed in the spin-off by the total number of shares of FMC Corporation common stock outstanding at 5:00 p.m. Central time, on the record date. This calculation results in the distribution of 1.71972131 shares of FMC Technologies, Inc. common stock for each share of FMC Corporation common stock, and is illustrated as follows:

Total number of shares of FMC Technologies, Inc.
       to be distributed in the spin-off             53,950,000
                                                 =              =   1.71972131
------------------------------------------------     ----------
   Total number of shares of FMC Corporation         31,371,362
   common stock outstanding as of 5:00 p.m.,
       Central time, on the record date

   It is important to note that if you sell your shares of FMC Corporation common stock between the record date and the distribution date in the "regular way" market, you will be selling your right to receive the FMC Technologies, Inc. share dividend. Please see "Trading Between the Record Date and Distribution Date" below.

Trading Between the Record Date and Distribution Date

   Between the record date and the distribution date, there will be two markets in FMC Corporation common stock: a "regular way" market and an "ex-dividend" market. Shares that trade on the regular way market will trade with an entitlement to shares of FMC Technologies, Inc. common stock distributed pursuant to the spin-off. Shares that trade on the ex-dividend market will trade without an entitlement to shares of FMC Technologies, Inc. common stock distributed pursuant to the spin-off. Therefore, if you owned shares of FMC Corporation common stock at 5:00 p.m. Central time on the record date, and sell those shares on the regular way market prior to 5:00 p.m. Central time, on December 31, 2001, the distribution date, you will also be trading the shares of FMC Technologies, Inc. common stock that would have been distributed to you pursuant to the spin-off. If you sell those shares of FMC Corporation common stock on the ex-dividend market prior to 5:00 p.m. Central time, on the distribution date, you will still receive the shares of FMC Technologies, Inc. common stock that were to be distributed to you pursuant to your ownership of the shares of FMC Corporation common stock.

   Furthermore, between the record date and distribution date there will be two markets in FMC Technologies, Inc. common stock, a "regular way" market and a "when-issued trading" market. The regular way market will be the same market for shares of FMC Technologies, Inc. common stock that currently exists. The when-issued trading market will be a market for shares of FMC Technologies, Inc. common stock that will be distributed to FMC Corporation stockholders on the distribution date. If you owned shares of FMC Corporation common stock at 5:00 p.m. Central time on the record date, then you are entitled to shares of FMC Technologies, Inc. common stock distributed pursuant to the spin-off. You may trade this entitlement to shares of FMC Technologies, Inc. common stock, without the shares of FMC Corporation common stock you own, on the when-issued trading market.

When and How You Will Receive the Dividend

   We will pay the dividend on December 31, 2001 by releasing our shares of FMC Technologies, Inc. common stock to be distributed in the spin-off to Computershare Investor Services LLC, our transfer agent. As of 5:00 p.m., Central time, on December 31, 2001 the transfer agent will cause the shares of FMC Technologies, Inc. common stock to which you are entitled to be registered in your name or in the "street name" of your brokerage firm. Many FMC Corporation stockholders have their FMC Corporation shares held in an account with a stock brokerage firm. In such cases, the brokerage firm is the registered holder or "street name" and the shares of FMC Technologies, Inc. common stock will be credited to the account of your brokerage firm. Your broker will in turn electronically credit your account for the FMC Technologies, Inc. shares you are entitled to receive. This will take 3 to 8 business days after December 31, 2001. If you have any questions in this regard, we encourage you to contact your broker on the mechanics of having the FMC Technologies, Inc. shares posted to your account.

   If you physically hold the FMC Corporation stock certificates and are the registered holder, the shares of FMC Technologies, Inc. common stock distributed to you will be registered in your name and you will become the record holder of that number of shares of FMC Technologies, Inc. common stock. FMC Technologies, Inc. common stock will be issued in book-entry form through the Direct Registration System. FMC Technologies, Inc.'s transfer agent and registrar, Computershare Investor Services LLC, will hold your book-entry shares. If you wish to receive a physical certificate after the distribution date, you should contact FMC Technologies, Inc.'s transfer agent (see page 8 for telephone numbers and address).

   The transfer agent will not deliver any fractional shares of FMC Technologies, Inc. common stock in connection with the spin-off. Instead, the transfer agent will aggregate all fractional shares and sell them on behalf of those holders who otherwise would be entitled to receive a fractional share. Such holders will then receive a cash payment in an amount equal to their pro rata share of the total net proceeds of that sale. Such cash payment will be made to the holders in the same account in which the underlying shares are held. Following the distribution date, a direct registration transaction advice will be sent to you showing your ownership interest in FMC Technologies, Inc. common stock. If you physically hold FMC Corporation stock certificates and are the registered holder, you will receive a check, in a subsequent mailing, representing your pro rata share of the net proceeds from the sale of the fractional shares. We currently estimate that it will take up to 14 days from the distribution date to complete the mailings of direct registration transaction advices and checks for any fractional shares.

U.S. Federal Income Tax Consequences

   The following is a summary of the material anticipated U.S. federal income tax consequences of the spin-off to FMC Corporation stockholders who hold FMC Corporation common stock as a capital asset. The summary is based on the Internal Revenue Code, Treasury regulations issued under the Internal Revenue Code, and administrative rulings and court decisions in effect as of the date of this information statement, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the tax consequences of the transaction and, in particular, may not address U.S. federal income tax considerations applicable to FMC Corporation stockholders subject to special treatment under U.S. federal income tax law, including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their shares of FMC Corporation common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold FMC Corporation common stock as part of a "hedge," "straddle," "constructive sale" or "conversion transaction." In addition, no information is provided in this document with respect to the tax consequences of the spin-off under applicable foreign, state or local laws.

   Tax-Free Status of the Spin-off. We have received a private letter ruling from the U.S. Internal Revenue Service stating that our distribution of FMC Technologies, Inc. common stock to our common stock holders in connection with the spin-off will be tax-free to us and to the holders of our common stock for U.S. federal income tax purposes. This means that for U.S. federal income tax purposes:

  . FMC Corporation common stockholders will not recognize a gain or loss by reason of the receipt of whole shares of FMC Technologies, Inc. common stock as a result of the spin-off; and

  . FMC Corporation will not recognize gain or loss as a result of the spin-off.

   Although private letter rulings are generally binding on the IRS, we will not be able to rely on the ruling if any of the factual representations or assumptions we made to obtain the ruling are, or become, incorrect or untrue in any material respect. We are not aware of any facts or circumstances that would cause any of these representations or assumptions to be incorrect or untrue in any material respect. Nevertheless, if the IRS subsequently held our spin-off to be taxable, the above consequences would not apply and both FMC Corporation and our common stock holders could be subject to U.S. federal income tax.

   Subsequent Sale of Stock. If you sell your shares of FMC Technologies, Inc. common stock or FMC Corporation common stock after the spin-off, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under "Allocation of Tax Basis." This gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term or short-term gain or loss based on your holding period for such shares as described below under "Holding Period."

   Allocation of Tax Basis. Your tax basis in the shares of FMC Corporation common stock you hold immediately prior to the spin-off will be allocated between the FMC Technologies, Inc. common stock and the FMC Corporation common stock you hold immediately after the spin-off in proportion to the their relative fair market values. Following the spin-off, your aggregate tax basis in your shares of FMC Corporation common stock and FMC Technologies, Inc. common stock, including any fractional shares sold for cash as described above, will be the same as your tax basis in your shares of FMC Corporation common stock immediately prior to the spin-off.

   The tax basis of a share of FMC Corporation common stock after the distribution will equal the tax basis of the FMC Corporation common stock before the distribution multiplied by a fraction the numerator of which is the fair market value of a share of FMC Corporation common stock immediately after the distribution and the denominator of which is the sum of the fair market value of the FMC Corporation common share immediately after the distribution and the fair market value of the FMC Technologies, Inc. common stock received in the distribution with respect to such share of FMC Corporation common stock.

   The tax basis of a share of FMC Technologies, Inc. common stock after the distribution is equal to the tax basis of the FMC Corporation common stock before the distribution multiplied by a fraction the numerator of which is the fair market value of a share of FMC Technologies, Inc. common stock immediately after the distribution and the denominator of which is the sum of the fair market value of the FMC Corporation common share immediately after the distribution and the fair market value of the FMC Technologies, Inc. common stock received in the distribution with respect to such share of FMC Corporation common stock.

   Please note that this calculation must be repeated for each block of shares that you own.

   Holding Period. The holding period of the shares of FMC Technologies, Inc. common stock that you receive as a result of the spin-off will include, and be the same as, the holding period for your shares of FMC Corporation common stock with respect to which your distribution of FMC Technologies, Inc. common stock was made, provided that your shares of FMC Corporation common stock are held as a capital asset on the dividend payment date.

   Treatment of Fractional Shares. If you receive cash in lieu of a fractional share of FMC Technologies, Inc. common stock as part of the spin-off, such cash may be treated for U.S. federal income tax purposes as paid in exchange for such fractional share of stock. Depending upon the type of investment account in which you receive such a cash payment, you may realize a capital gain or loss, provided that the fractional share is considered to be held as a capital asset, measured by the difference between the cash you receive for such fractional share and your tax basis in that fractional share as described above. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for the FMC Corporation common stock on which you received your distribution of FMC Technologies, Inc. common stock. The tax treatment will vary to the extent the cash payment is received in a tax-qualified investment account. You should consult your own tax advisors as to the particular tax consequences to your tax-qualified investment account.

Example:

   To aid you in calculating the allocation of your tax basis, we have provided an example below, based on the fictitious Companies A and B. In the following example, "Company A" is the name of the parent company spinning off its subsidiary, "Company B." Pursuant to Company A's distribution of the stock it holds of Company B, each holder of Company A common stock is entitled to receive 1.5 shares of Company B common stock for every share of Company A common stock held by such holder.

      On July 1, 2000, Stockholder purchased 125 shares of Company A common stock at $20 per share for a total of $2,500 in a standard stock brokerage account. Stockholder's tax basis in her shares of Company A common stock is $2,500. Immediately after the spin-off, the fair market value of Company A common stock was $15 per share and the fair market value of Company B common stock was $30 per share. After the distribution, Stockholder was entitled to
   187.5 shares of Company B common stock. Stockholder received 187 shares of Company B common stock and $15 in cash, one-half of the value of one share of Company B common stock.

      The tax basis allocable to a share of Company A common stock after the distribution is computed as follows:

       20 X (15 / (15 + (1.5 x 30))) = $5.00 per share, or
       20 X (15 / (15 + 45)) = $5.00 per share.

      The tax basis allocable to a share of Company B common stock after the distribution date is computed as follows:

       20 X (30 / (15 + (1.5 x 30))) = $10.00 per share, or
       20 X (30 / (15 + 45)) = $10.00 per share.

      Stockholder will be subject to long-term capital gains tax on $10.00, which is the difference between her basis in one half of a share of Company B common stock, or $5.00, and the $15 she received as payment for her half share of Company B common stock.

      We can test to prove that all of the original basis has been allocated and accounted for, as follows:

       125 shares of Company A stock X $5.00 per share equals $625.00, 187 shares of Company B stock X $10.00 per share equals $1,870, and 1/2 share of Company B stock treated as sold X $10.00 per share equals $5.00.

      The sum of these three is $2,500.

      Please note that these calculations will need to be repeated for each block of shares in which a shareholder has a different basis.

   State, Local and Foreign Tax Consequences. The foregoing description addresses only U.S. federal income tax consequences. You should consult your own tax advisor regarding the state, local and foreign tax consequences of your receipt of shares of FMC Technologies, Inc. common stock and any payment for fractional shares.

   Tax Return Statement. U.S. Treasury regulations require you to attach a detailed statement setting forth certain information regarding the distribution to your U.S. federal income tax return for the year in which the spin-off occurs. Within a reasonable time after completion of the spin-off, we will provide you with the information necessary to comply with that requirement. You should retain this statement so it can be completed and attached to your tax return.

   The summary of U.S. federal income tax consequences set forth above is for general information purposes only and may not be applicable to stockholders who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code. All stockholders should consult their own tax advisors as to the particular tax consequences to them of the spin-off, including the state, local and (if applicable) foreign tax consequences.

                   INFORMATION ABOUT FMC TECHNOLOGIES, INC.

Overview of FMC Technologies, Inc.'s Business

   FMC Technologies, Inc. designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Production Systems, Energy Processing Systems, FoodTech and Airport Systems segments. Energy Production Systems is a leading supplier of systems and services used in the offshore, particularly deepwater, exploration and production of crude oil and natural gas. Energy Processing Systems is a leading provider of specialized systems and products to customers involved in the production, transportation and processing of crude oil, natural gas and refined petroleum-based products. FoodTech is a leading supplier of technologically sophisticated food handling and processing systems and products to industrial food processing companies. Airport Systems provides technologically advanced equipment and services for airlines, airports and air freight companies.

   Energy Production Systems is a global leader in the provision of subsea drilling and production systems, including subsea tree systems that control the flow of crude oil and natural gas from the well, systems for floating production solutions and surface drilling and production systems, to oil and gas companies involved in the exploration and production of crude oil and natural gas. Many of the systems that FMC Technologies, Inc. provides are for use in the exploration, development and production of crude oil and natural gas reserves located in technologically challenging deepwater environments, which involve water depths of greater than 1,000 feet.

   In subsea systems, FMC Technologies, Inc.'s largest business area:

  . FMC Technologies, Inc. is a major supplier of subsea tree systems and associated services to five of the eight companies that are projected to be the most active developers of subsea oil and gas over the next five years based on projected subsea tree installations.

  . Since 1995, FMC Technologies, Inc. has installed, or been awarded contracts for the installation of, more subsea tree systems than any other manufacturer.

  . FMC Technologies, Inc. set six of the ten water depth records established since 1987 for subsea tree installations.

   Energy Processing Systems designs, manufactures and supplies technologically advanced high pressure valves and fittings for oilfield services customers as well as liquid and gas measurement and transportation equipment and systems to customers involved in the transportation and processing of crude oil, natural gas and refined petroleum-based products. FMC Technologies, Inc. is a leading supplier of flowline products. These high-pressure fittings, valves and pumps are used by other oilfield services companies in the high-pressure pumping of corrosive fracturing fluid into a well during the well servicing process. FMC Technologies, Inc. is also a leading supplier of measurement systems and services for the precise, cost-effective measurement of crude oil and natural gas. In addition, FMC Technologies, Inc. is a leading supplier of marine and land-based fluid loading and transfer systems, including liquefied natural gas loading arms. Finally, FMC Technologies, Inc. also develops and manufactures turnkey systems used primarily for the blending and transfer of lubricants, petroleum, chemicals and paints. The combination of Energy Production Systems and Energy Processing Systems provides FMC Technologies, Inc. the ability to offer its customers a broad spectrum of systems, equipment and services.

   FoodTech is a leading supplier of technologically sophisticated handling and processing systems and services used for, among other things, convenience food preparation and citrus juice extraction for industrial food processors. FoodTech's products include citrus juice extraction equipment, commercial freezing systems and sterilization systems. FMC Technologies, Inc. believes that its equipment processes approximately 75% of the global production of orange juice, freezes approximately 50% of commercially frozen foods on a global basis and sterilizes a significant portion of the world's canned foods.

   Airport Systems designs, manufactures and services technologically advanced ground support equipment and systems for airlines, airports and air freight companies. FMC Technologies, Inc. invented airline passenger boarding bridges and remains the leading supplier of this product. FMC Technologies, Inc. believes that it also has the world's largest installed base of air cargo loaders.

   FMC Technologies, Inc. has advised FMC Corporation that it intends to pursue a growth strategy based on maintaining leading positions in its markets by providing differentiated technological solutions for its customers and capitalizing on its extensive customer relationships.

Background of the Separation of FMC Technologies, Inc. from FMC Corporation

   On October 31, 2000, FMC Corporation announced its plan to create an independent, publicly-traded company comprised of FMC Corporation's Energy Systems and Food & Transportation Systems businesses. FMC Technologies, Inc. was incorporated on November 13, 2000 as a wholly owned subsidiary of FMC Corporation. On February 16, 2001, FMC Corporation's board of directors approved the separation of FMC Technologies, Inc. from FMC Corporation and the initial public offering of shares of FMC Technologies, Inc. common stock. The separation of FMC Technologies, Inc. from FMC Corporation was substantially completed on May 31, 2001. After the completion of FMC Technologies, Inc.'s initial public offering in June 2001, FMC Corporation owned approximately 83.0% of the shares of FMC Technologies, Inc. common stock.

   In the final step of the separation, FMC Corporation plans to distribute all of the shares of FMC Technologies, Inc. common stock it owns to the holders of FMC Corporation's common stock on a pro rata basis. On November 29, 2001, the FMC Corporation board of directors approved the spin-off of 53,950,000 shares of FMC Technologies, Inc. common stock that FMC Corporation owned to holders of FMC Corporation common stock by means of a dividend as described in this Information Statement. After the spin-off, FMC Corporation will not own any shares of FMC Technologies, Inc. common stock, and FMC Technologies, Inc. will be a fully independent, publicly traded company.

             INFORMATION ABOUT FMC TECHNOLOGIES, INC. COMMON STOCK

FMC Technologies, Inc. Common Stock

   Under FMC Technologies, Inc.'s Amended and Restated Certificate of Incorporation, the authorized capital stock of the company is 195,000,000 shares of common stock, $0.01 par value, and 12,000,000 shares of undesignated preferred stock, $0.01 par value. As of December 12, 2001, there were 65,094,365 shares of FMC Technologies, Inc. common stock outstanding and no shares of FMC Technologies, Inc. preferred stock outstanding.

   FMC Technologies, Inc.'s board of directors adopted a rights agreement in June 2001. Pursuant to the rights agreement, one preferred share purchase right was issued for each outstanding share of FMC Technologies, Inc. common stock. The rights are subject to the terms of the rights agreement. The rights initially trade with, and are inseparable from, FMC Technologies, Inc. common stock. FMC Technologies, Inc.'s board of directors adopted the rights agreement to protect FMC Technologies, Inc. stockholders from coercive or otherwise unfair takeover tactics. In general terms, the rights agreement works by imposing a significant penalty upon any person or group that acquires 15% or more of FMC Technologies, Inc. common stock outstanding without the approval of FMC Technologies, Inc.'s board of directors.

Market for FMC Technologies, Inc. Common Stock

   FMC Technologies, Inc. common stock trades on the New York Stock Exchange under the symbol "FTI." A public market was established for FMC Technologies, Inc. common stock as a result of FMC Technologies, Inc.'s initial public offering in June 2001.

   The following table sets forth, for the periods indicated, the high and low sale prices of FMC Technologies, Inc. common stock as reported on the NYSE. We urge you to obtain current quotations for the FMC Technologies, Inc. common stock.

                        High   Low
                       ------ ------
         2001
June 14 to December 12 $22.48 $10.99

FMC Technologies, Inc. Transfer Agent

   The transfer agent and registrar for FMC Technologies, Inc. common stock is Computershare Investor Services LLC. You may contact the transfer agent and registrar at the address set forth below. All correspondence should be sent to the following address:

                          Computershare Investor Services LLC
                          2 North LaSalle Street
                          Chicago, Illinois 60602
                          (800) 689-5259
                          (312) 360-5259

   FMC Technologies, Inc. and FMC Corporation are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly, each company files registration statements, reports, proxy statements and other information with the SEC, including financial statements. FMC Technologies, Inc. has been subject to the Securities Exchange Act Reporting requirements for at least 90 days and is current in its reporting. If you would like more information about FMC Technologies, Inc., we urge you to read FMC Technologies, Inc.'s reports filed with the SEC.

   You may read and copy FMC Technologies, Inc.'s and FMC Corporation's reports at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. You may also inspect these reports at the SEC's website at http://www.sec.gov or you may obtain copies of these materials at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

   Each of FMC Technologies, Inc. and FMC Corporation maintains a website that offers additional information about the company.

  .  Visit FMC Technologies, Inc.'s website at http://www.fmcti.com

  .  Visit FMC Corporation's website at http://www.fmc.com